As filed with the Securities and Exchange Commission on June 16, 1999.
                                                   Registration No. 333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                           -----------------------
                          NORTHWESTERN CORPORATION
           (Exact name of registrant as specified in its charter)

             DELAWARE                      46-0172280
        (State or other jurisdiction       (I.R.S. employer
        of incorporation or                identification no.)
        organization)


                     125 SOUTH DAKOTA AVENUE, SUITE 1100
                    SIOUX FALLS, SOUTH DAKOTA 57104-6403
        (Address of principal executive offices, including zip code)

                               (605) 978-2908
                       (Registrant's telephone number)

                                NORTHWESTERN
                       TEAM MEMBER STOCK PURCHASE PLAN
                          (Full title of the plan)

                              ALAN D. DIETRICH
        VICE PRESIDENT - LEGAL ADMINISTRATION AND CORPORATE SECRETARY
                          NORTHWESTERN CORPORATION
                     125 SOUTH DAKOTA AVENUE, SUITE 1100
                    SIOUX FALLS, SOUTH DAKOTA 57104-6403
                   (Name and address of agent for service)

                               (605) 978-2908
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                               NEAL A. MANCOFF
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5699

                    ------------------------------------





                       CALCULATION OF REGISTRATION FEE


                                                                 Proposed
                                                                  maximum         Proposed
                                               Amount            offering          maximum
          Title of Securities to be            to be              price           aggregate          Amount of
                 Registered                 registered          per share      offering price     registration fee
                                                                   (1)               (1)                (1)
       Common Stock, par value $1.75         1,000,000            $25.125        $25,125,000           $6,985
       per share (including related
       Common Stock purchase rights)

       Interests in the Plan                    (2)                (2)               (2)                (2)


    (1) Estimated on the basis of $25.125 per share, the average of the high and low prices of the Common Stock on June 11, 1999, as reported on the New York Stock Exchange pursuant to Rule 457(h).

    (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Northwestern Team Member Stock Purchase Plan for which no separate fee is required.






                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by Northwestern Corporation (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 filed with the Commission on June 21, 1995, as amended by Amendment No. 1 on Form S-3 filed with the Commission on July 28, 1995; and

        (d) The description of the Registrant's Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 11, 1996.

        All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-Laws of the Registrant provide for indemnification by the Registrant of each of its directors and officers to the fullest extent permitted by Delaware law for liability (including liability arising under the Securities Act of 1933) of such director or officer arising by reason of his or her status as a director or officer of the Registrant, provided that he or she met the standards established in the By-Laws, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the Registrant's best interest. The Registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director of officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between the Registrant and its directors and officers. The determination that a director or officer has met the standards established in the By-Laws may be made by a majority vote of a quorum consisting of disinterested directors, an opinion of counsel (if no such quorum is available or even if attainable, a quorum of disinterested directors so directs), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations).

        The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.





             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
   Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on May 5, 1999.

                            NORTHWESTERN CORPORATION
                                 (Registrant)



                            By:/s/Merle D. Lewis
                            ----------------------------------
                            Merle D. Lewis
                            Chairman of the Board of Directors
                              and Chief Executive Officer

                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Merle D. Lewis the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                                  TITLE                             DATE
     ---------                                  -----                             ----

     /s/Merle D. Lewis                 Chairman of the Board                      May 5, 1999
     --------------                    of Directors and Chief
     Merle D. Lewis                    Executive Officer and Director
                                       (Principal Executive Officer)



     /s/Richard R. Hylland             Director, President and                    May 5, 1999
     ------------------                Chief Operating Officer
     Richard R. Hylland



     /s/Daniel K. Newell               Vice President-Finance and                 May 5, 1999
     ----------------                  Chief Financial Officer (Principal
     Daniel K. Newell                  Financial Officer)



     /s/David A. Monaghan              Controller and Treasurer                    May 5, 1999
     -----------------                 (Principal Accounting Officer)
     David A. Monaghan



     /s/Randy G. Darcy                 Director                                    May 5, 1999
     --------------
     Randy G. Darcy



     /s/Gary G. Drook                  Director                                   May 5, 1999
     -------------
     Gary G. Drook



     /s/Jerry W. Johnson               Director                                   May 5, 1999
     ----------------
     Jerry W. Johnson



     /s/Aelred J. Kurtenbach           Director                                   May 5, 1999
     --------------------
     Aelred J. Kurtenbach





     /s/Larry F. Ness                  Director                                   May 5, 1999
     -------------
     Larry F. Ness



     /s/Gary Olson                     Director                                   May 5, 1999
     ----------
     Gary Olson



     /s/ Bruce I. Smith                Director                                   May 5, 1999
     --------------
     Bruce I. Smith






        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Nominating and Compensation Committee, as administrator for the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on June 14, 1999.


                       NORTHWESTERN TEAM MEMBER STOCK PURCHASE PLAN



                       By:  /s/ Jerry W. Johnson
                           ---------------------------------
                            Jerry W. Johnson
                            Committee Member



                            /s/ Gary G. Drook
                           ---------------------------------
                            Gary G. Drook
                            Committee Member



                            /s/ Larry F. Ness
                           ---------------------------------
                            Larry F. Ness
                            Committee Member


                            /s/ Randy G. Darcy
                           ---------------------------------
                            Randy G. Darcy
                            Committee Member





                                EXHIBIT INDEX

   EXHIBIT
   NUMBER         DESCRIPTION
   -------        -----------

   5         Opinion of Schiff Hardin & Waite.

   23.1      Consent of Arthur Andersen LLP.

   23.2      Consent of Schiff Hardin & Waite
             (contained in their opinion filed as
             Exhibit 5).

   24        Powers of Attorney (contained on the
             signature pages hereto).